UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23. 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.02:	Termination of a Material Definitive Agreement

The information required by this item is included in Item 5.02 of this Current Report and is incorporated herein by reference.

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

R. Hugh Kinsman, Chief Financial Officer

On January 23, 2024, the Employment Agreement and Retention Agreement between R. Hugh Kinsman and 22nd Century Group, Inc. (the “Company”) were mutually terminated with no remaining obligations under either agreement. The termination will have no impact on Mr. Kinsman’s employment with the Company and Mr. Kinsman will continue to work as the Company’s Chief Financial Officer on an at-will basis.

John Miller, President of the Tobacco Business

On January 23, 2024, the Employment Agreement and Retention Agreement between John Miller and the Company were mutually terminated with no remaining obligations under either agreement. The termination will have no impact on Mr. Miller’s employment with the Company and Mr. Miller will continue to work as the Company’s President of the Tobacco Business on an at-will basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22ND CENTURY GROUP, INC

/s/ Lawrence Firestone
Date:	January 25, 2024	Lawrence Firestone
Chief Executive Officer